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                         COMMON STOCK DEPOSIT AGREEMENT

                                     BETWEEN

                                 CITIBANK, N.A.,
                                  as Depositary

                                       AND

                                   HOLDERS OF
                          AMERICAN DEPOSITARY RECEIPTS
                                   EVIDENCING
                           AMERICAN DEPOSITARY SHARES

                                  REPRESENTING
                                  COMMON STOCK

                                       OF

                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                          Dated as of October 19, 1994


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                         COMMON STOCK DEPOSIT AGREEMENT
                         ------------------------------

         DEPOSIT AGREEMENT dated as of October 19, 1994 between CITIBANK, N.A., a national banking association organized under the laws of the United States, as depositary (such entity and any successor as depositary hereunder, the "Depositary"), and all holders from time to time of the ADRs issued hereunder and the ADSs evidenced by such ADRs. The ADSs shall represent Common Stock (as hereinafter defined) of PHILIPPINE LONG DISTANCE TELEPHONE COMPANY, a corporation organized under the laws of the Republic of the Philippines (the "Company").

                              W I T N E S S E T H:
                               -------------------

         WHEREAS, the parties hereto desire through the Depositary to provide for the deposit of Common Stock of the Company from time to time with the Depositary or a Custodian, as agent of the Depositary, for the creation of American Depositary Shares representing such Common Stock so deposited and for the execution and delivery of American Depositary Receipts evidencing such American Depositary Shares; and

         WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement.

         NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:






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                                    ARTICLE I

                                   DEFINITIONS

         The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

         Section 1.01. ADRs. The term "ADRs" shall mean the American Depositary Receipts issued hereunder evidencing ADSs, as such American Depositary Receipts may be amended from time to time in accordance with the provisions of this Deposit Agreement. An ADR may evidence any number of ADSs.

         Section 1.02. ADSs. The term "ADSs" shall mean the rights evidenced by the ADRs issued hereunder and the interests in the Deposited Securities represented thereby. Each ADS shall represent one share of Common Stock until there shall occur a distribution upon Deposited Securities referred to in
Section 4.03 or a change in Deposited Securities referred to in Section 4.09 with respect to which additional ADRs are not issued, and thereafter each ADS shall represent the right to receive the Deposited Securities specified in such Sections.

         Section 1.03. Commission. The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

         Section 1.04. Common Stock. The term "Common Stock" shall mean the common capital stock of the Company, par value P5 per share, and shall include evidence of rights to receive Common Stock (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to Common Stock under Philippine law); provided, however, that if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.09, an exchange or conversion in respect of the Common Stock of the Company, the term "Common Stock" shall thereafter represent the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

         Section 1.05. Company. The term "Company" shall have the meaning set forth in the introductory paragraph of this Deposit Agreement.

         Section 1.06. Company Agreement. The term "Company Agreement" shall have the meaning given such term in Section 4.10.

         Section 1.07. Custodian. The term "Custodian" shall mean, as of the date hereof, Citibank, N.A., Manila, 8741 Paseo de Roxas, Makati, Metro Manila, Philippines, as agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation that may be appointed by the Depositary pursuant to the terms of Section 5.06 as additional or substitute Custodian hereunder, as the context shall require, and the term "Custodian" shall mean all of them, collectively.

         Section 1.08. Deposit Agreement. The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof and all instruments supplemental hereto.

         Section 1.09. Depositary. The term "Depositary" shall have the meaning set forth in the introductory paragraph of this Deposit Agreement.

         Section 1.10. Deposited Securities. The term "Deposited Securities" as of any time shall mean the Common Stock at such time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject in the case of cash to the provisions of Section 4.06.

         Section 1.11. Dollars; Pesos. The term "dollars" shall mean United States dollars. The term "Pesos" or "P" shall mean Philippine pesos.

         Section 1.12. Holder. The term "Holder" shall mean the person or persons in whose name an ADR is registered on the register of the Depositary maintained for such purpose.

         Section 1.13. Nominee. The term "Nominee" when used with respect to the Depositary shall mean Citicorp Trade Services Limited, a corporation organized under the laws of Hong Kong. The Nominee shall perform in whatever capacity and to whatever extent under this Deposit Agreement as the Depositary designates in its appointment of the Nominee. Such appointment may be evidenced by written agreement, letter, telegram, telex or facsimile transmission or orally with subsequent confirming agreement, letter, telegram, telex or facsimile transmission.

         Section 1.14. Philippines. The term "Philippines" shall mean the Republic of the Philippines.

         Section 1.15. Preferred Shares. The term "Preferred Shares" shall mean Convertible Preferred Stock of the Company, par value P10 per share, issued prior to or subsequent to the date hereof, convertible into Common Stock, and shall include evidence of rights to receive Preferred Shares (including, but not limited to, purchase invoices and assignment as may effectuate the legal transfer of title to Preferred Shares under Philippine law).

         Section 1.16. Preferred Stock Deposit Agreements. The term "Preferred Stock Deposit Agreements" shall mean the various Deposit Agreements related to the Preferred Shares of the Company.

         Section 1.17. Principal New York Office. The term "Principal New York Office," when used with respect to the Depositary, shall be the principal office of the Depositary in The City of New York at which at any particular time its corporate trust business shall be administered, which at the date of this Deposit Agreement is located at 111 Wall Street, 5th Floor, New York, New York 10043.

         Section 1.18. Registrar. The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, appointed by the Depositary to register ADRs and transfers of ADRs as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

         Section 1.19. Securities Act. The term "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

         Section 1.20. Securities Exchange Act. The term "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

                                   ARTICLE II

                FORM OF ADRs, DEPOSIT OF COMMON STOCK, EXECUTION
                  AND DELIVERY, TRANSFER AND SURRENDER OF ADRs
                  --------------------------------------------

         Section 2.01. Form and Transferability of ADRs. The ADRs shall be engraved, lithographed or printed on steel engraved borders, or in such other form as may be determined by the Depositary after consultation with the Company, and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.

         ADRs shall be executed and dated by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile only if a Registrar for the ADRs shall have been appointed and such ADRs are countersigned by the manual signature of a duly authorized officer of the Registrar and dated by such officer. No ADR shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless such ADR shall, have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar shall have been appointed, by the manual signature of a duly authorized officer of the Registrar, and such execution of any ADR by manual signature shall be conclusive evidence, and the only evidence, that such ADR has been duly executed and delivered hereunder. The Depositary shall maintain a register in which each ADR so executed and delivered as hereinafter provided and any transfer of each such ADR shall be registered. ADRs bearing the facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such position prior to the execution of such ADRs by the Registrar and their delivery or such signatory did not hold such position at the date of such ADRs.

         The ADRs may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required to comply with the requirements of any applicable law or regulation, or with the rules and regulations of any securities exchange or market upon which ADRs may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular ADRs are subject by reason of the date of issuance of the underlying Deposited Securities, or as the Depositary may from time to time determine after consultation with the Company.

         Subject to any limitations set forth in an ADR or in this Deposit Agreement, when such ADR is properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on transfer set forth in any legends appearing on such ADR, title to such ADR (and to each ADS evidenced thereby) shall be transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of an ADR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any holder of an ADR unless such holder is the Holder thereof.

         Section 2.02. Deposit of Common Stock. Subject to the terms and conditions of this Deposit Agreement, Shares of Common Stock may be deposited under this Deposit Agreement by delivery of (i) certificates evidencing such Common Stock to the Custodian, accompanied by any appropriate instrument or instruments of transfer or endorsement in form satisfactory to the Custodian, together with such other documentation as the Depositary and the Company may from time to time require and the fees and expenses of the Depositary as herein provided and (ii) a written order to the Custodian instructing the Custodian to direct the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, an ADR or ADRs for the number of ADSs representing such deposited Shares.

         The Depositary and the Custodian shall refuse to accept Common Stock for deposit and issue ADRs whenever they have been notified, as hereafter provided, that the Company has restricted transfer of such Common Stock to comply with the ownership restrictions referred to in Section 3.05 or that such deposit would result in a violation of any applicable laws or regulations. The Company has agreed with the Depositary to notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Common Stock for deposit hereunder.

         As a condition of accepting Common Stock for deposit and issuing ADRs, the Depositary may require that the person making such deposit furnish (a) evidence satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by the governmental body in the Philippines, if any, which is then performing the function of the regulation of currency exchange, (b) an agreement, assignment or other instrument satisfactory to the Depositary that provides for the prompt transfer to the Nominee of any dividend or right to subscribe for additional Common Stock or to receive other property which any person in whose name the Common Stock is or has been recorded may thereafter receive upon or in respect of such deposited Common Stock or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (c) if the Common Stock is registered in the name of the person on whose behalf it is presented for deposit, a proxy or proxies entitling the Custodian to vote such deposited Common Stock for any and all purposes until the Common Stock is registered in the name of the Nominee.

         At the request and risk and expense of any holder of Common Stock, and for the account of such holder, the Depositary may receive Common Stock to be deposited, together with other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

         Upon each delivery to the Custodian of Common Stock or other securities to be deposited hereunder, together with any other documents and payments required under this Deposit Agreement, the Custodian shall, as soon as is practicable, record the transfer of such Common Stock or other securities in the name of the Nominee. Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary, the Custodian or the Nominee or at such other place or places as the Depositary shall determine, subject to any applicable laws and regulations of the Philippines.

         Section 2.03. Execution and Delivery of ADRs. Upon the receipt by the Custodian of a deposit pursuant to Section 2.02, together with the other documents and certifications specified herein and a proper acknowledgment or other evidence from the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) satisfactory to the Depositary that any Deposited Securities are properly recorded in the name of the Nominee on the transfer books of the Company (or such agent) maintained for that purpose, the Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order an ADR or ADRs are deliverable in respect thereof and the number of ADSs to be evidenced thereby. Such notification shall be made by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.

         Upon receipt from the Custodian of such notice described in the preceding paragraph, the Depositary or its agent, subject to the terms and conditions of this Deposit Agreement, shall with respect to deposits of Common Stock hereunder, execute and deliver at its Principal New York Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, an ADR or ADRs registered in the name or names requested by such person or persons, and evidencing in the aggregate the number of ADSs to which such person or persons are entitled but, in any case, only upon payment to the Depositary of all taxes, governmental charges and fees payable in connection with such deposit and the transfer of the deposited Common Stock.

         Section 2.04. Transfer of ADRs; Combination and Split-up of ADRs. The Depositary, subject to the terms and conditions of this Deposit Agreement and any ADR, shall without unreasonable delay register transfers of any such ADR on its transfer books, upon any surrender of such ADR at the Depositary's Principal New York Office by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Thereupon, the Depositary shall execute a new ADR or ADRs and deliver the same to or upon the order of the person entitled thereto.

         The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of an ADR or ADRs for the purpose of effecting a split-up or combination of such ADR or ADRs, execute and deliver a new ADR or ADRs in the name of the same Holder for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as the ADR or ADRs surrendered. In connection with any split-up or combination pursuant to this paragraph, the Depositary shall not be obligated to obtain any certification or endorsement otherwise required by the terms of this Deposit Agreement.

         Section 2.05. Surrender of ADRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of this Deposit Agreement, upon (i) surrender of ADSs by delivery of ADRs at the Principal New York Office of the Depositary for the purpose of withdrawal or sale of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary as set forth on Exhibit B hereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with surrender and cancellation of ADRs, a Holder shall be entitled to (A) delivery, to him or upon his order, of the Common Stock and any other documents of title at the time represented by the ADR together with such other delivery of Deposited Securities (other than Common Stock) then represented by ADSs as the Depositary may effect or (B) request that the Depositary use reasonable efforts to sell or cause to be sold the Common Stock represented by the ADSs evidenced by such ADRs on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions; provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

         Delivery of Deposited Securities shall be made, as provided herein, without unreasonable delay. The Depositary shall confirm receipt of any written instructions regarding withdrawal of Deposited Securities. An ADR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities or the sale of Common Stock as provided herein shall deliver to the Depositary written instructions requesting the Depositary to cause (i) the Deposited Securities being withdrawn to be delivered (subject to applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company) to or upon the written order of a person or persons designated in such order or (ii) the Common Stock being withdrawn to be so sold.

         Upon the receipt of written instructions to use reasonable efforts to sell or cause to be sold the Common Stock represented by ADSs being withdrawn from deposit hereunder and compliance with the other provisions of this Section 2.05, the Depositary will, subject to the terms and conditions of this Deposit Agreement and applicable laws and regulations, direct the custodian to make reasonable efforts, in its sole discretion, to sell or cause to be sold the Common Stock represented by the ADSs so surrendered, through a securities company in the Philippines selected by the Depositary, over the Philippine Stock Exchange. Any such sale of Common Stock will be at the risk and expense (including any brokerage commissions) of the Holder requesting such sale. Upon receipt of any proceeds from such sale (less any fees and expenses incurred in connection with such sale, including brokerage commissions), the Depositary shall, subject to Section 4.06, convert or cause to be converted any such proceeds into dollars and distribute any such proceeds to or to the order of the person or persons designated in such written instructions. The Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any such proceeds of sale. The parties acknowledge that no assurance can be given that the Depositary will be able to effect any sale of any Common Stock in a timely manner or at a specified price, particularly during periods of trading illiquidity or volatility with respect to Common Stock.

         Upon receipt of written instructions requesting the withdrawal and delivery of Deposited Securities from deposit hereunder and compliance with the other provisions of this Section 2.05, the Depositary shall direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of this Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such surrendered ADR; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Common Stock) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Common Stock) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering an ADR, and for the account of such Holder, and provided that payment of any applicable tax or other governmental charge shall have been made in accordance with Section 3.02, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title, if any, for, the Deposited Securities represented by the ADSs evidenced by such ADR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary shall not accept surrender of ADRs or written instructions for the purpose of withdrawal of less than one share of Common Stock. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of shares of Common Stock. In the case of surrender of an ADR evidencing a number of ADSs representing other than a whole number of shares of Common Stock, the Depositary shall cause delivery of the appropriate whole number of shares of Common Stock as provided herein, and shall execute and deliver to the person surrendering such ADR a new ADR evidencing ADSs representing any remaining fractional share of Common Stock.

         Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         Section 2.06. Limitations on Execution and Delivery, Transfer, Etc. of ADRs; Suspension of Delivery, Transfer, Etc.. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of an ADR or the depositor of Common Stock of a sum sufficient to reimburse it for any tax (including any transfer, capital gains or stamp tax) or other governmental charge and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees as herein provided; (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice; and (iii) compliance with such other restrictions, if any, as the Depositary may, after consultation with the Company, establish consistent with the provisions of this Deposit Agreement.

         The delivery of ADRs against deposits of Common Stock generally or of particular Common Stock may be suspended or withheld, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of this Section 2.06, Citibank, N.A. and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Depositary may issue ADRs for evidence of rights to receive Common Stock from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Common Stock. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Common Stock furnished on behalf of the Holder thereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or ADRs; provided, however, that the Depositary may issue ADRs prior to the receipt of Common Stock pursuant to Section 2.02 (a "Pre-Release Transaction") and deliver shares of Common Stock upon the receipt and cancellation of

ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release Transaction or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of Shares in satisfaction of a Pre-Release Transaction. Each such Pre-Release Transaction will be (a) subject to (x) a written representation from the person to whom ADRs are to be delivered (the "Applicant") that such person, or its customer, owns the Common Stock to be remitted, (y) an unconditional guarantee by such person to deliver to the Custodian the number of shares of Common Stock that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate, (b) subject to a written representation to the Applicant that it will hold such shares of Common Stock in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such shares of Common Stock and deliver such Common Stock upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADRs issued by it pursuant to a Pre-Release Transaction and outstanding at any time generally will not exceed thirty percent (30%) of the ADRs issued by the Depositary and with respect to which shares of Common Stock are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of ADRs and Common Stock involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Common Stock required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule 144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Common Stock. The Depositary has agreed to use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Common Stock identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Section 2.07. Lost ADRs, Etc. In case any ADR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new ADR of like tenor, in exchange and substitution for such mutilated ADR upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen ADR, upon the filing by the Holder thereof with the Depositary of (i) a request for such exchange, execution and delivery before the Depositary has notice that the ADR has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in favor of the Depositary and the

Company, and upon satisfying any other reasonable requirements imposed by the Depositary.

         Section 2.08. Cancellation and Destruction of Surrendered ADRs. All ADRs surrendered to the Depositary shall be cancelled by the Depositary. Cancelled ADRs shall not be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose. The Depositary is authorized to destroy ADRs so cancelled. ADSs shall be deemed cancelled when the Deposited Securities they represent are withdrawn from deposit hereunder and no other ADR evidencing such ADSs is issued hereunder.

         Section 2.09. Maintenance of Records. The Depositary shall maintain records of (i) all ADRs surrendered and Deposited Securities withdrawn under Sections 2.05, (ii) substitute ADRs delivered under Section 2.07 and (iii) ADRs cancelled or destroyed under Section 2.08, in each case in accordance with procedures followed by stock transfer agents located in The City of New York.

                                   ARTICLE III

                     CERTAIN OBLIGATIONS OF HOLDERS OF ADRs
                     --------------------------------------

         Section 3.01. Filing Proofs, Certificates and Other Information. Any person depositing Common Stock or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of this Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) of the Common Stock presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations hereunder or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement. The Depositary may withhold the execution or delivery or registration of transfer of all or part of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

         Section 3.02. Liability of Holders for Taxes and other Charges. If any tax, or governmental or other charge shall become payable with respect to any ADR or any Deposited Securities represented by the ADSs evidenced by any ADR, such tax, or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common

Stock) shall be payable by the Holder of such ADR to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such ADR or any deposit or withdrawal of Deposited Securities represented by the ADSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the ADSs evidenced by such ADR, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder of such ADR remaining liable for any deficiency.

         Section 3.03. Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Common Stock or ADRs. Each person depositing Common Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Common Stock and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that such shares of Common Stock are not "restricted securities" as such term is defined in Rule 144 of the Securities Act. Such representations and warranties shall survive the deposit of Common Stock and the issuance of ADRs in respect thereof.

         Section 3.04. Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held ADRs or own or owned such beneficial interest and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request.

         Section 3.05. Ownership Restrictions. The Company may restrict transfers of the Common Stock if such transfer might result in ownership of Common Stock exceeding limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine Constitution requires that at least 60% of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary shall, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Common Stock or ADSs, including but not limited to a mandatory sale or disposition on behalf of a Holder of the Common Stock represented by the ADSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

                                   ARTICLE IV

                  RIGHTS RELATING TO THE DEPOSITED SECURITIES;
                      CERTAIN OBLIGATIONS OF THE DEPOSITARY
                      -------------------------------------

         Section 4.01. Power of Attorney. Each Holder, upon acceptance of an ADR issued in accordance with the terms hereof, thereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action provided for or contemplated herein with respect to the Deposited

Securities, including but not limited to those set forth in this Article IV, and to take such further steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement.

         Section 4.02. Cash Distributions; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.06, convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

         Section 4.03. Distributions in Common Stock. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Common Stock, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADRs for an aggregate number of ADSs representing the number of shares of Common Stock received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Common Stock must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Common Stock thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash or (ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing ADRs or adjusting the Depositary's records for fractional ADSs in any such case, the Depositary shall sell the number of shares of Common Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions described in Section 4.02. If additional ADRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each ADS shall thenceforth also represent its proportionate interest in the additional shares of Common Stock distributed upon the Deposited Securities represented thereby.

         Section 4.04. Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Common Stock or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

         (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary shall, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

         (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such

         Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

         Section 4.05. Distributions Other Than Cash, Common Stock or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Common Stock or rights upon any Deposited Securities, the Depositary shall cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

         Section 4.06. Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this Section referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the Depositary shall promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not Practicable.

         Section 4.07. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of shares of Common Stock that are represented by each ADS, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of shares of Common Stock represented by an ADS or in respect of such other matter. Subject to the provisions of Section 4.02 through 4.06 and to the other terms and conditions of this Deposit Agreement, the Holders on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders hereunder with respect to such changed number of shares of Common Stock represented by each ADS, in proportion to the number of ADSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

         Section 4.08. Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, the Depositary shall fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in
Section 4.07 and shall mail or cause to be mailed to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of shares of Common Stock or other Deposited Securities represented by their respective ADSs evidenced by their respective ADRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such ADSs evidenced by such ADR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Common Stock. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Common Stock represented by ADSs evidenced by such Holder's ADRs; provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Common Stock will be materially and adversely affected.

         Holders shall not have, and shall not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Common Stock under Philippine law.

         Section 4.09. Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the ADRs shall, subject to the terms of this Deposit Agreement and applicable laws (including any registration requirements of the Securities Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, and shall at the Company's request, subject to the terms of this Deposit Agreement, execute and deliver additional ADRs, as in the case of a stock dividend on the Common Stock, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and shall, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02.

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

         Section 4.10. Transmittal By the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of the Custodian copies of (i) this Deposit Agreement and any related documents, (ii) the Common Stock Agreement dated as of the date hereof between the Company and the Depositary relating to this Agreement (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Common Stock and
(iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.08.

         Section 4.11. Withholding. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Common Stock, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Common

Stock, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary shall, if feasible without withholding for or on account of taxes or other governmental charges and in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. To the extent that the Depositary is obligated to withhold in accordance with the previous sentence, the Depositary shall remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and shall file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

         Section 4.12. Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Section 4.13. Lists of Receipt Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of ADSs by all persons in whose names ADRs are registered on the books of the Depositary.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

         Section 5.01. Maintenance of Depositary's Office and Register. Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of ADRs in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at its Principal New York Office for the registration and transfer of ADRs which shall be open at all reasonable times for inspection by Holders and the Company, provided that such inspection shall not to the

Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the ADSs or the ADRs.

         The Depositary may close the transfer books, at any time or from to time, when deemed expedient by it in connection with the performance of its duties hereunder or when requested by the Company.

         If any ADSs are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary or its agent shall act as Registrar or, with the written approval of the Company, may appoint a Registrar or one or more co-registrars for registration of such ADSs in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Company. The Depositary, with the written approval of the Company, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices on behalf of the Depositary. Such co-transfer agents with the written approval of the Company and upon the request of the Company shall be removed and substitutes appointed by the Depositary. Each ADR registrar, co-registrar or co-transfer agent appointed under this Section 5.01 shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

         The Depositary may perform its obligations under this Section 5.01 through any agent appointed by it (subject to the provisions of the immediately preceding paragraph), provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

         Section 5.02. Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to act in good faith and use reasonable judgment in the performance of its obligations set forth in this Deposit Agreement. The Depositary undertakes to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

         Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Common Stock for deposit, any Holder or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of this Section 5.02, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agents are acting only in a ministerial capacity as Depositary for the Common Stock.

         Section 5.03. Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company shall incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of this Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of this Deposit Agreement or an offering or distribution pursuant to Section 4.04 of this Deposit Agreement, or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

         Section 5.04. Resignation of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Such successor depositary shall execute and deliver to its immediate predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such immediate predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor depositary all rights and powers of such immediate predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor depositary, and shall deliver to such successor a list of the Holders of all outstanding ADRs and such other books and records maintained by such immediate predecessor and its agents with respect to its function as Depositary hereunder. Any such successor depositary shall promptly mail notice of its appointment to the Holders.

         Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

         Section 5.05. Charges of Depositary. The Company has agreed with the Depositary that the fees of the Depositary and the Registrar, if any, shall be paid by the Company as provided in Exhibit B hereto. Holders agree to pay through deduction or otherwise, (i) the fees of the Depositary for the issuance of ADSs pursuant to Section 2.03, the withdrawal of Deposited Securities upon surrender of ADSs pursuant to Section 2.05 and the sale or exercise of rights or other corporate action involving distributions to holders of Common Stock, each as provided in Exhibit B hereto, (ii) taxes and other governmental charges (including, but not limited to any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common Stock, (iii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Common Stock generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Common Stock to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 or withdrawals pursuant to Section 2.05, (iv) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in this Deposit Agreement to be at the expense of persons depositing Common Stock or Holders and (v) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 or in connection with other distributions to holders of Common Stock pursuant to Section 4.02, 4.03,
4.04 or 4.05.

         Any other charges and expenses of the Depositary hereunder and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the

Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in this Section 5.05 shall survive the termination of this Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section 5.04.

         Section 5.06. The Custodian. The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. The Custodian may resign and be discharged from its duties hereunder by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as hereinafter provided. If upon such notice of resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian that is organized under the laws of the Philippines which shall thereafter be the Custodian hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who shall thereafter be a Custodian hereunder. Forthwith upon its appointment, each such substitute or additional custodian shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary. Upon demand of the Depositary, any Custodian shall deliver such of the Deposited Securities as are requested of it to any other Custodian together with all records maintained by it as Custodian with respect to such Deposited Securities. The Depositary shall give notice in writing to all Holders of the name, location and the appointment of any Custodian not named in the ADRs.

         Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of any Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

         Section 5.07. Notices, Reports and Communications. The Company has agreed with the Depositary that, on or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, or of any adjourned meeting of such holders, or of the taking of any action by such holders of Common Stock or other Deposited Securities other than at a meeting, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company shall transmit to the Depositary and the Custodian a copy of the notice thereof in the English language but otherwise in the form given or to be given to holders of Common Stock or other Deposited Securities. The Company has also agreed to furnish to the Custodian and the Depositary a summary, in English, of any applicable provisions or proposed provisions of the Amended Articles of Incorporation of the Company that may be relevant or pertain to such notice of meeting or be the subject of a vote thereat.

         The Company has agreed with the Depositary to provide to the Custodian and to arrange for the prompt transmittal by the Custodian to the Depositary, at the Company's expense, of sufficient copies of (i) such notices and any other reports and communications that are generally made available by the Company to holders of Common Stock and (ii) copies, with the cooperation of the Depositary as agreed, of official receipts or other evidence of the payment of withholding taxes paid by the Company to the Philippine Bureau of Internal Revenue in respect of the Common Stock constituting Deposited Securities, such evidence to include the amount of such taxes withheld, both in the aggregate and on a per share basis. The Depositary has agreed with the Company to arrange at the Company's expense for prompt mailing of copies thereof to all Holders and, at the reasonable request and at the expense of the Company, shall also make such notices, reports and communications (including information in respect of dividends received by the Depositary with regard to the Common Stock) available to all Holders in the same manner as the Company makes them generally available to holders of Common Stock or on such other basis as the Company may advise the Depositary is required by any law or regulation or any requirement of any stock exchange to which the Company may be subject, subject to any limitations imposed by U.S. law. The Company has also agreed to provide to the Custodian or the Depositary an English language translation of such reports or communications concurrently with the receipt by the Custodian of such reports or communications. The Depositary may, but shall not be required to, at the Company's expense, obtain English translations or adequate English summaries of any notices, reports or communications which are generally provided by the Company to its holders of Common Stock which are not initially furnished to the Depositary in English text.

         Section 5.08. Issuance of Additional Common Stock, Etc.. In the event of any issuance of additional Common Stock or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Common Stock or other Deposited Securities, or future issuances to Holders for cash of additional Common Stock or such other securities, the Depositary shall not distribute any such additional Common Stock or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect at or prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Common Stock, (2) rights, preferences or privileges to subscribe for Common Stock, (3) securities convertible into or exchangeable for Common Stock, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Common Stock (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph), shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Section 4.03 through 4.05 or other specific measures with respect to the acceptance for deposit of Common Stock to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that, neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Common Stock, either upon original issuance or upon a sale of Common Stock previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary.

         Section 5.09. Indemnification. The Company has agreed with the Depositary to indemnify the Depositary, the Custodian and any of their respective agents against, and hold each of them harmless from, any loss, liability or expense of any kind whatsoever that may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, conversion, deposit or withdrawal of ADRs, ADSs, Common Stock, other Deposited Securities, or any offering documents in respect thereof or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in connection with this Deposit Agreement, the Company Agreement, the ADRs and ADSs, as the same may be amended, modified or supplemented from time to time, in any such case (i) by the Depositary, the Custodian or any of their respective agents, except to the extent such loss, liability or expense is due to negligence or bad faith of any of them, or (ii) by the Company or any of its agents, except to the extent such loss, liability or expense arises out of information relating to the Depositary, the Custodian or any of their respective agents, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in an offering document pursuant to which ADRs, ADSs, Common Stock or other Deposited Securities are offered or sold.

         The Depositary has agreed with the Company to indemnify the Company and hold it harmless from any loss, liability or expense of any kind whatsoever which may arise out of acts performed or omitted by the Depositary or the Custodian or any of their respective agents due to the negligence or bad faith of either the Depositary or the Custodian or any of their agents.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

         Section 6.01. Amendment. The form of the ADRs and any provisions of this Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding ADRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of ADRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding ADRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such ADR to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's ADRs and receive therefor the Deposited Securities represented thereby or to request the Depositary to use reasonable efforts to sell or cause to be sold Common Stock constituting Deposited Securities over a stock exchange in the Philippines and to distribute the proceeds therefrom to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

         Section 6.02. Termination. The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if the Depositary shall have delivered to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 within 90 days after such delivery. If any ADRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of ADRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Common Stock (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Common Stock, rights or other property (in all such cases, without liability for interest), in exchange for ADRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of ADRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under
Section 5.09.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.

         Section 7.02. Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto and the Company and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

         Section 7.03. Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the ADRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         Section 7.04. Holders as Parties; Binding Effect. The Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the ADRs by acceptance thereof.

         Section 7.05. Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Philippine Long Distance Telephone Company, Ramon Cojuangco Building, Makati Avenue, P.O. Box 952, Makati, Metro Manila, Philippines, Attention: Treasurer (facsimile number: (632) 815-8599) or to any other address which the Company may specify by notice.

         Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to Citibank, N.A., 111 Wall Street, 5th Floor, New York, New York 10043, Attention: ADR Department

(telex number: ITT: 420392; RCA: 235530; facsimile number: (212) 825-2029), or to any other address which the Depositary may specify by notice.

         Any and all notices to be given to any Holder shall be deemed to have been duly given if personally delivered, or sent by mail (if domestic, first class, if overseas, first class airmail, postage prepaid) or air courier, or by cable, telex or facsimile transmission confirmed by letter sent by mail or air courier, addressed to such Holder at the address of such Holder as it appears on the transfer books of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address specified in such request.

         Delivery of a notice sent by mail or air courier shall be deemed to be effective three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) after dispatch and any notice sent by cable, telex or facsimile transmission as provided in this Section shall be deemed to be effective 24 hours after dispatch. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

         Section 7.06. Governing Law. This Deposit Agreement and the ADRs shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the law of the State of New York.

         Section 7.07. Compliance with U.S. Securities Laws. Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, CITIBANK, N.A. has duly executed this Deposit Agreement as of the day and year first above set forth and all Holders shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

                                            CITIBANK, N.A.


                                            /s/
                                            ---------------------------------
                                            Name:
                                            Title:

                                                                       EXHIBIT A

Number _________

                                                      American Depositary Shares
                                                        (One American Depositary
                                                      Share Represents One Fully
                                                     Paid Share of Common Stock)

                  [FORM OF FACE OF AMERICAN DEPOSITARY RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           American Depositary Shares

                                  representing

                   DEPOSITED FULLY PAID SHARES OF COMMON STOCK


                                       of
                   PHILIPPINE LONG DISTANCE TELEPHONE COMPANY

                         (Incorporated under the laws of
                        the Republic of the Philippines)

THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT SHALL NOT HAVE, AND SHALL NOT HAVE THE RIGHT TO INSTRUCT THE DEPOSITARY AS TO THE EXERCISE OF, ANY DISSENTER'S RIGHTS PROVIDED TO HOLDERS OF COMMON STOCK UNDER PHILIPPINE LAW.

         CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), such Depositary's principal office being located at 111 Wall
Street, New York, New York 10043, hereby certifies that [                    ]
is the owner of that number of American Depositary Shares, indicated on the records of the Depositary, representing deposited fully paid Common Stock, par value P5 per share ("Common Stock"), including evidence of rights to receive such Common Stock (including, but not limited to, purchase invoices as may effectuate the legal transfer of title to shares under Philippine law), of Philippine Long Distance Telephone Company, a corporation organized under the laws of the Republic of the Philippines (the "Company"). At the date of the Deposit Agreement (as hereafter defined), each American Depositary Share ("ADS") represents one (1) share of

Common Stock* deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A., Manila branch (the "Custodian").

         (1) The Deposit Agreement. This American Depositary Receipt is one of an issue herein called the "ADRs" executed and delivered pursuant to the Common Stock Deposit Agreement dated as of October 19, 1994 (the "Deposit Agreement"), by and among the Depositary and all Holders from time to time of ADRs issued thereunder, each of whom by accepting an ADR or acquiring any beneficial interest therein agrees to become a party thereto and becomes bound by all terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders of the ADRs and the rights and duties of the Depositary in respect of the Common Stock deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Common Stock, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this ADR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

         (2) Surrender of ADRs and Withdrawal of Deposited Securities. Subject to the terms and conditions of the Deposit Agreement, upon (i) surrender of ADSs by delivery of ADRs at the Principal New York Office of the Depositary for the purpose of withdrawal or sale of the Deposited Securities represented thereby and (ii) payment of all fees (including the fees of the Depositary (which are summarized in paragraph (8) of this ADR) provided in the Deposit Agreement, including Exhibit B thereto), taxes (including stamp, transfer and capital gains taxes) and governmental or other charges payable in connection with such surrender and cancellation of ADRs, a Holder is entitled to (A) physical delivery, to him or upon his order, or electronic delivery, if available, to an account outside the United States designated by such person of the Common Stock and any other documents of title at the time represented by the ADR together with such other delivery of Deposited Securities (other than Common Stock) then represented by ADSs as the Depositary may effect or (B) request that the Depositary use reasonable efforts to sell or cause to be sold the Common Stock represented by the ADSs evidenced by such ADRs on such Holder's behalf over the Philippine Stock Exchange and to remit the proceeds thereof (less the fees and expenses provided herein and any brokerage fee or selling expenses incurred in connection with such sale) to such Holder or in accordance with such Holder's instructions; provided that no such request may be made by any such Holder to the Depositary to sell or to cause to be sold such Common Stock in amounts less than the minimum trading (board) lot prescribed by the Philippine Stock Exchange.

--------
* Subject to amendment as provided in Article IV of the Deposit Agreement.

         An ADR surrendered and written instructions received for such purposes may be required by the Depositary to be properly endorsed or accompanied by properly executed instruments of transfer. The person requesting withdrawal of Deposited Securities or the sale of Common Stock as provided under the Deposit Agreement and described herein shall deliver to the Depositary written instructions requesting the Depositary to cause (i) the Deposited Securities being withdrawn to be delivered (subject to any applicable clearing procedures and provisions of the Amended Articles of Incorporation of the Company and subject to the provisions of this paragraph (2)) to or upon the written order of a person or persons designated in such order or (ii) the Common Stock being withdrawn to be so sold.

         Upon the receipt of written instructions to use reasonable efforts to sell or cause to be sold the Common Stock represented by ADSs being withdrawn from deposit under the Deposit Agreement and compliance with the other provisions of Section 2.05 of the Deposit Agreement, the Depositary will, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, direct the Custodian to make reasonable efforts, in its sole discretion, to sell or cause to be sold the Common Stock represented by the ADSs so surrendered, through a securities company in the Philippines selected by the Depositary, over the Philippine Stock Exchange. Any such sale of Common Stock will be at the risk and expense (including any brokerage commissions), of the Holder requesting such sale. Upon receipt of any proceeds from such sale (less any fees and expenses incurred in connection with such sale, including brokerage commissions) the Depositary will, subject to the terms of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (18) below), convert or cause to be converted any such proceeds into dollars and distribute any such proceeds to or to the order of the person or persons designated in such written instructions. The Depositary may make delivery to such person or persons at the Principal New York Office of the Depositary of any such proceeds of sale. The parties acknowledge that no assurance can be given that the Depositary will be able to effect any sale of any Common Stock in a timely manner or at a specified price, particularly during periods of trading illiquidity or volatility with respect to Common Stock.

         Upon the receipt of written instructions requesting the withdrawal and delivery of Deposited Securities from deposit under the Deposit Agreement and compliance with the other provisions of Section 2.05 of the Deposit Agreement, the Depositary will direct the Custodian to deliver at the principal office of such Custodian, subject to the terms and conditions of the Deposit Agreement and applicable laws and regulations, to or upon the written order of the person or persons designated in such written instructions, the Deposited Securities represented by the ADSs evidenced by such surrendered ADR or represented by the ADSs specified in such written instructions; except that the Depositary may, subject to applicable law, make delivery to such person or persons at the Principal New York Office of the Depositary of any dividends or distributions (other than dividends or distributions consisting of Common Stock) with respect to the Deposited Securities to be withdrawn, or of any proceeds of sale of any dividends, distributions (other than dividends or distributions consisting of Common

Stock) or rights with respect to the Deposited Securities which may at the time be held by the Depositary.

         At the request, risk and expense of any Holder so surrendering an ADR or submitting such written instructions for delivery, and for the account of such Holder, and provided that payment of any applicable tax or governmental or other charge shall have been made in accordance with Section 3.02 of the Deposit Agreement, the Depositary will direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates (if certificates may be delivered) and other proper documents of title, if any, for, the Deposited Securities represented by the ADSs evidenced by such ADR to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction will be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

         The Depositary will not accept surrender of ADRs or written instructions for the purpose of withdrawal of less than one share of Common Stock. In addition, the Depositary shall only honor requests for withdrawal of whole numbers of shares of Common Stock. In the case of surrender of an ADR evidencing a number of ADSs representing other than a whole number of shares of Common Stock, the Depositary will cause delivery of the appropriate whole number of shares of Common Stock as provided in the Deposit Agreement and summarized herein, and will execute and deliver to the person surrendering such ADR a new ADR evidencing ADSs representing any remaining fractional shares of Common Stock.

         Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to, Section I.A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein and in the Deposit Agreement, this ADR is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender (at the Depositary's Principal New York Office) of this ADR properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law. Thereupon, the Depositary will execute a new ADR or ADRs and deliver the same to or upon the order of the person entitled thereto.

         This ADR may be split into other ADRs or may be combined with other ADRs into one ADR, evidencing the same aggregate number of ADSs and registered in the name of the same Holder as the ADR or ADRs surrendered.

         (4) Limitations on Execution and Delivery, Transfer, Etc. of ADRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any ADR for the purpose of withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the Holder, the presenter of an ADR or the depositor of Common Stock, of a sum sufficient to reimburse it for any taxes (including any transfer, capital gains or stamp taxes) or governmental or other charges and any stock transfer, custody or registration fee with respect thereto and payment of any applicable fees (which are summarized in paragraph (8) of this ADR) provided for in the Deposit Agreement, including Exhibit B thereto, (ii) production of proof satisfactory to it as to the identity and genuineness of any signature, including, but not limited to, a signature guarantee in accordance with industry practice, and (iii) compliance with such other restrictions, if any, as the Depositary may, after consultation with the Company, establish consistent with the provisions of the Deposit Agreement.

         The delivery of ADRs against deposits of Common Stock generally or of particular Common Stock may be suspended or withheld, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding ADRs for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary at any time or from time to time.

         Subject to the further terms and provisions of Section 2.06 of the Deposit Agreement (which are summarized in this paragraph (4)), Citibank, N.A. and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Depositary may issue ADRs for evidence of rights to receive Common Stock from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Common Stock. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Common Stock furnished on behalf of the Holder hereof. Neither the Depositary nor the Custodian shall lend Deposited Securities or ADRs; provided, however, that the Depositary may issue ADRs prior to the receipt of Common Stock pursuant to
Section 2.02 of the Deposit Agreement (a "Pre-Release Transaction") and deliver shares of Common Stock upon the receipt and cancellation of ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release Transaction or the Depositary knows that such ADR has been Pre-Released. The Depositary may receive ADRs in lieu of shares in satisfaction of a Pre- Release Transaction. Each such Pre-Release transaction will be (a) subject to (x) a written representation from the person to whom ADRs are to be delivered (the "Applicant") that such person, or its customer, owns the Common Stock to be remitted, (y) an unconditional guarantee by such person to deliver to the Custodian the number of shares of Common Stock that are the subject of the Pre-Release Transaction and (z) any additional restrictions or requirements that the Depositary deems appropriate, (b) subject to a written representation to the Applicant that it will hold such shares of Common Stock in trust for the Depositary until their delivery to the Depositary or Custodian, reflect on its records the Depositary as owner of such shares of Common Stock and deliver such Common Stock upon the Depositary's request, (c) at all times fully collateralized (marked to market daily) with cash, United States government securities or such other collateral of comparable safety and liquidity, (d) terminable by the Depositary on not more than five (5) business days notice, and (e) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary intends that the number of ADRs issued by it pursuant to a Pre-Release Transaction and outstanding at anytime generally will not exceed thirty percent (30%) of the ADRs issued by the Depositary and with respect to which shares of Common Stock are on deposit with the Depositary or Custodian; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of ADRs and Common Stock involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

         The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders only.

         Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under this Deposit Agreement any Common Stock required to be registered pursuant to the provisions of the Securities Act (including, but not limited to, any "restricted securities" within the meaning of Rule 144 under the Securities Act), unless a registration statement under the Securities Act is in effect as to such Common Stock. The Depositary will use reasonable efforts to comply with written instructions of the Company not to accept for deposit under the Deposit Agreement any Common Stock identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the United States.

         Any person depositing Common Stock or any Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship, residence, exchange control approval, payment of all applicable taxes or other governmental charges, compliance with all applicable laws and regulations and the terms of the Deposit Agreement, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Common Stock) of the Common Stock presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary to perform its obligations under the Deposit Agreement or to enable the Company or the Depositary to perform their respective obligations under the Company Agreement (as hereinafter defined). The Depositary may withhold the execution or delivery or registration of transfer of all or part of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or the withdrawal of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties are made. The Depositary shall take such additional actions and provide such additional information as the Depositary shall from time to time agree with the Company.

         (5) Liability of Holders for Taxes and Other Charges. If any tax or governmental or other charge shall become payable with respect to this ADR, to any Deposited Securities represented by the ADSs evidenced hereby, such tax or governmental or other charge (other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common Stock) shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or any part of this ADR or any deposit or withdrawal of Deposited Securities represented by the ADSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the ADSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or governmental or other charge, the Holder hereof remaining liable for any deficiency.

         (6) Warranties by Depositor. Each person depositing Common Stock under the Deposit Agreement shall be deemed thereby to represent and warrant that such Common Stock and each certificate therefor are validly issued and outstanding, fully paid and nonassessable, that the person making such deposit is duly authorized to do so and that such shares of Common Stock are not "restricted securities" as such term is defined in Rule 144 of the Securities Act. Such representations and warranties shall survive the deposit of Common Stock and issuance of ADRs in respect thereof.

         (7) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement to the contrary, the Company and the Depositary have each agreed that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to,
Section I.A. (1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

         (8) Charges of Depositary. The Depositary will charge the party receiving an ADR against deposit of Common Stock or other depositary receipts, $0.05 per ADS. The Depositary will charge the party surrendering an ADR in connection with the withdrawal of Deposit Securities, $0.05 per ADS. The Depositary will charge the party for whom the sale or exercise of rights, is made, $0.02 per ADS per distribution. Holders will pay through deduction or otherwise, in addition to the fees and charges summarized above in this paragraph (8) and set forth in Exhibit B to the Deposit Agreement, (i) taxes and other governmental charges (including, but not limited to, any transfer, capital gains and stamp tax) other than any capital or stamp duties or transfer taxes payable by the Company in accordance with the terms and conditions of the Common Stock, (ii) such registration, transfer, custody or other fees as may from time to time be in effect for the registration of transfers of Common Stock generally on the share register of the Company or its appointed agent for the registration of transfer and accordingly applicable to transfers of Common Stock to or from the name of the Nominee on the making of deposits pursuant to Section 2.02 of the Deposit Agreement or withdrawals pursuant to Section 2.05 of the Deposit Agreement,
(iii) such cable, telex, facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of persons depositing Common Stock or Holders and (iv) such reasonable expenses and charges as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.06 of the Deposit Agreement (which is summarized in paragraph (18) hereof) or in connection with other distributions to holders of Common Stock pursuant to Section 4.02, 4.03, 4.04 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (14), (15), (16) and (17), respectively, hereof).

         Any other charges and expenses of the Depositary under the Deposit Agreement and the Registrar, if any, will be paid by the Company after consultation and agreement and in accordance with agreements in writing entered into between the Depositary and the Company as to the nature and amount of such charges and expenses. The charges and expenses of the Custodian, the Nominee or any other agent of the Depositary are for the sole account of the Depositary.

         The right of the Depositary to receive payment of fees, charges and expenses as provided in Section 5.05 of the Deposit Agreement (and summarized in this paragraph (8)) shall survive the termination of the Deposit Agreement and, as to any Depositary, the resignation of such Depositary pursuant to Section
5.04 of the Deposit Agreement.

         (9) Title to ADRs. Subject to any limitations set forth herein or in the Deposit Agreement, it is a condition of this ADR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) title to this ADR (and to each ADS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Depositary and the Company, notwithstanding any notice to the contrary, may deem and treat the Holder of this ADR as the absolute owner hereof for any purpose, including, without limitation, the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder hereof unless such holder is the Holder hereof.

         (10) Validity of ADR. This ADR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this ADR has been executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or, if a Registrar shall have been appointed, such signature may be a facsimile if this ADR is counter-signed by the manual signature of a duly authorized officer of the Registrar and dated by such officer.

         (11) Disclosure of Interests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held this ADR and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to the Deposit Agreement whether or not still a Holder at the time of such request.

         (12) Ownership Restrictions. The Company may restrict transfers of Common Stock if such transfer might result in ownership of Common Stock exceeding the limits under any applicable law or the Company's Amended Articles of Incorporation. The Philippine Constitution requires that at least 60% of the capital of a corporation operating a public utility in the Philippines be owned by Philippine citizens. The Depositary will, if and as directed by the Company, take action with respect to the ownership interest of any Holder in excess of any legal or contractual limitations on the legal or beneficial ownership of Common Stock or ADSs, including, but not limited to, a mandatory sale or disposition on behalf of a Holder of the Common Stock represented by the ADSs held by such Holder in excess of such limitation, if and to the extent such disposition is permitted by applicable law.

         (13) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission. These public reports can be inspected by Holders and copied at the public reference facilities maintained by the Commission located at the date of this Deposit Agreement at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                                        CITIBANK, NA, as depositary


                                        By:_____________________
Dated:

         The address of the Principal New York Office of the Depositary is 111 Wall Street, 5th Floor, New York, New York 10043.

                (FORM OF REVERSE OF AMERICAN DEPOSITARY RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

         (14) Cash Distributions; Withholding. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution by the Company in respect of any Deposited Securities, the Depositary will, subject to the provisions of Section 4.06 of the Deposit Agreement (which are summarized in paragraph (18) below), convert or cause any portion of such dividend or distribution which is not in dollars to be converted into dollars and shall promptly distribute such amount to the Holders entitled hereto in proportion to the number of ADSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary or the Custodian (and without liability for interest); provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to Holders in respect of ADSs representing such Deposited Securities shall be reduced accordingly. The Depositary will distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable will be held by the Depositary (without liability for interest thereon) and will be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company has agreed with the Depositary that the Company or its agent, or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies or, at the request and expense of the Company, the Depositary or its agent may file such reports if deemed lawful and reasonably feasible by the Depositary.

         (15) Distributions in Common Stock. If any distribution in respect of any Deposited Securities consists of a dividend in, or free distribution of, Common Stock, the Depositary may, after consultation with the Company, distribute to the Holders entitled thereto, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, additional ADRs for an aggregate number of ADSs representing the number of shares of Common Stock received as such dividend or free distribution, in either case, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason (including any requirement that the Company or the Depositary withhold, or make an advance payment of, an amount on account of taxes or other governmental charges or that such Common Stock must be registered under the Securities Act in order to be distributed to Holders) the Depositary reasonably deems such distribution not to be practical or feasible, the Depositary may, after consultation with the Company, (i) to the extent permitted by applicable law, adopt such method as it may reasonably deem equitable and practicable for the purpose of obtaining such dividend or effecting such distribution, including the sale (at public or private sale) of the Common Stock thus received, or any part thereof, and the net proceeds of any such sale after payment of and reimbursement of advances to pay any taxes or governmental charges shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash or
(ii) if the Depositary reasonably determines that no such method of distribution can be effected in a practicable or equitable manner, the Depositary may refrain from effecting such distribution altogether until such time as it reasonably determines that a practicable or equitable distribution can be effected. In lieu of issuing ADRs or adjusting the Depositary's records for fractional ADSs in any such case, the Depositary will sell the number of shares of Common Stock represented by the aggregate of such fractions and distribute the net proceeds in dollars, all in the manner and subject to the conditions set forth in Section
4.02 of the Deposit Agreement (which are summarized in paragraph (14) above). If additional ADRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each ADS will thenceforth also represent its proportionate interest in the additional shares of Common Stock distributed upon the Deposited Securities represented thereby.

         (16) Distribution of Rights. In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Common Stock or any rights of any other nature, the Depositary, after consultation with the Company, has discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to certain conditions set forth in Section 5.09 of the Deposit Agreement (which are summarized in paragraph (27) below), or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary will allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, take action as follows:

                  (i) if at the time of the offering of any rights the Depositary determines that it is lawful and feasible to make such rights available to all or certain Holders by means of warrants or otherwise, the Depositary will, after deduction or upon payment of the fees and expenses of the Depositary, distribute warrants or other instruments in proportion to the number of ADSs representing such Deposited Securities held by them respectively, or by means of such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders or the sale or resale of securities obtainable upon exercise of such rights by such Holders; or

                  (ii) if at the time of the offering of any rights the Depositary determines that it is not lawful or not feasible to make such rights available to certain Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary will use its reasonable efforts to sell such rights or such warrants or other instruments, if a market therefor is available, at public or private sales, at such place or places and upon such terms as it may deem proper and, after deduction or upon payment of the fees and expenses of the Depositary and any applicable taxes, allocate the net proceeds of such sales for the account of the Holders otherwise entitled to such rights, warrants or other instruments upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any ADR or ADRs, or otherwise.

         If registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate is required in order for the Company to offer such rights to Holders and to sell to them the securities to which such rights relate, the Depositary will not offer such rights to Holders unless and until a registration statement is in effect, or unless the offering and sale of such rights or securities to such Holders are exempt from registration under the provisions of such law and, if requested by the Depositary, the Company furnishes to the Depositary an opinion of counsel in the United States for the Company reasonably satisfactory to the Depositary to such effect. The Company shall have no obligation to register such rights or such securities under the Securities Act.

         (17) Distributions Other Than Cash, Common Stock or Rights. Whenever the Custodian or the Depositary shall receive any distribution other than cash, Common Stock or rights upon any Deposited Securities, the Depositary will cause the securities or property so received to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of ADSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale will be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property will be distributed by the Depositary to the Holders entitled thereto, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such equitable and practicable method as the Depositary adopts.

         (18) Conversion of Foreign Currency. Whenever the Custodian receives currency other than dollars (in this paragraph referred to as "foreign currency"), by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof, be transferred to the United States and distributed to the Holders entitled thereto, the Depositary will promptly convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into dollars, and such dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the foreign currency) will be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution will be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

         If such conversion or distribution generally or with regard to a particular Holder can be effected only with the approval or license of any government or agency thereof, the Depositary may file such application for approval or license, if any, as it may deem desirable.

         If at any time the Depositary determines that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into dollars distributable to Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

         If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may, subject to any applicable currency and exchange regulations, distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

         (19) Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary receives notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, or whenever, for any reason, the Depositary causes a change in the number of shares of Common Stock that are represented by each ADS, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights, if any, at any such meeting or in respect of such changed number of shares of Common Stock represented by a ADS or in respect of such other matter. Subject to the provisions of Sections
4.02 through 4.06 of the Deposit Agreement (which are summarized in paragraphs
(14) through (18), respectively, above) and to the other terms and conditions of the Deposit Agreement, the Holders on such record date will be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof and to exercise the rights of Holders under the Deposit Agreement with respect to such changed number of shares of Common Stock represented by each ADS, in proportion to the number of ADSs held by them respectively, to give such voting instructions, to receive such notice or solicitation or to act in respect of any matter.

         (20) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of holders of Common Stock or other Deposited Securities or any other meeting of holders of the Company's securities at which holders of Common Stock or other Deposited Securities are entitled to vote, the Depositary will fix a record date for determining the Holders entitled to give instructions for the exercise of voting rights as provided in Section 4.07 of the Deposit Agreement (and summarized in paragraph (19) above) and will mail or cause to be mailed to the Holders of record a notice which will contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of the law of the Philippines and of the Amended Articles of Incorporation and the By-Laws of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of shares of Common Stock or other Deposited Securities represented by their respective ADSs evidenced by their respective ADRs. Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor insofar as is practicable to vote or cause to be voted the amount of Deposited Securities represented by such ADSs evidenced by such ADR in accordance with the instructions set forth in such request.

         The Depositary may not itself exercise any voting discretion over any Common Stock. If the Depositary does not receive instructions from a Holder on or before the date established by the Depositary for such purpose, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company for the purpose of exercising the voting rights, if any, pertaining to the Common Stock represented by ADSs evidenced by such Holder's ADRs, provided that no such discretionary proxy shall be given with respect to any matter as to which the Company informs the Depositary that (i) the Company does not wish such proxy given, (ii) substantial opposition exists or (iii) the rights of holders of Common Stock will be materially and adversely affected.

         Holders do not have, and will not have the right to instruct the Depositary as to the exercise of, any dissenter's rights provided to holders of Common Stock under Philippine law.

         (21) Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets affecting the Company or to which it is a party, any securities that shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities will be treated as new Deposited Securities, and the ADRs will, subject to the terms of the Deposit Agreement and applicable laws (including any registration requirements of the Securities Act), thenceforth represent the right to receive the new Deposited Securities so received in exchange or conversion, unless new or additional ADRs are delivered pursuant to the following sentence. In any such case the Depositary may, and will at the Company's request, subject to the terms of the Deposit Agreement, execute and deliver additional ADRs, as in the case of a stock dividend on the Common Stock, or call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

         Notwithstanding the foregoing, in the event that the Depositary determines that any security or property so received may not be lawfully or practicably distributed to all or certain Holders, the Depositary may and will, if the Company requests, sell such securities or property at public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sales (after payment of the expenses thereof and any taxes or governmental charges) for the account of the Holders otherwise entitled to such securities or property upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.02 of the Deposit Agreement (which is summarized in paragraph (14) above).

         Promptly upon receipt of notice from the Company of the occurrence of any such change, conversion or exchange covered by Section 4.09 of the Deposit Agreement (which is summarized in this paragraph (21)) in respect of the Deposited Securities, the Depositary will give notice thereof in writing, at the Company's expense, to all Holders.

         (22) Transmittal by the Depositary of Company Notices, Reports and Communications; Inspection of Transfer Books. The Depositary will make available for inspection during business hours by Holders at its Principal New York Office and at the principal office of each Custodian copies of (i) the Deposit Agreement and any related documents, (ii) the Common Stock Agreement dated the date of the Deposit Agreement between the Company and the Depositary and relating thereto (the "Company Agreement"), (iii) the Company's Amended Articles of Incorporation and By-Laws and the Resolutions of the Board of Directors relating to the Common Stock and (iv) any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders, at the Company's expense, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.07 of the Deposit Agreement. The Depositary will keep books for the registration of ADRs and their transfer which at all reasonable times will be open for inspection by the Company and Holders of ADRs, provided that such inspection shall not be for the purpose of communicating with Holders of ADRs in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the ADRs.

         (23) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Common Stock, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Common Stock, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary will distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of ADSs held by them respectively and the Depositary will, if feasible without withholding for or on account of taxes or other governmental charges, and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. To the extent that the Depositary is obligated to withhold as described in the previous sentence, the Depositary will remit to the appropriate governmental authority or agency all amounts withheld and owing to such authority or agency and will file such corresponding reports as may be required.

         The Company has agreed with the Depositary that, before making any distribution or other payment on any Deposited Securities, the Company will make such deductions (if any) which, by the laws or regulations of the Philippines, the Company is required to make in respect of any income, capital gains or other taxes and that the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.

         (24) Obligations of the Depositary, the Custodian and the Company. The Company assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons, except that it has agreed with the Depositary to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Company Agreement. The Depositary assumes no obligation nor is it subject to any liability under the Deposit Agreement to Holders or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited

Securities), except that it has agreed to act in good faith and use reasonable judgment in the performance of its obligations set forth in the Deposit Agreement. The Depositary has undertaken in the Deposit Agreement to perform such duties and only such duties as are specifically set forth therein, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.

         Neither the Depositary nor the Company are under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability be furnished as often as may be required, and no Custodian is under any obligation whatsoever with respect to such proceedings, the Custodian being responsible solely to the Depositary.

         Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Common Stock for deposit, any Holder, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of Section 5.02 of the Deposit Agreement (which are summarized in this paragraph (24)), the Depositary is not responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.

         It is intended that neither the Depositary nor any agent of the Depositary shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws of the United States or any other jurisdiction, it being expressly understood and agreed that the Depositary and its agent are acting only in a ministerial capacity as Depositary for the Common Stock.

         (25) Prevention or Delay in Performance by the Depositary or the Company. Neither the Depositary nor the Company will incur any liability to any Holder or other person if by reason of any present or future law, regulation, decree, order or other action of the United States, the Philippines or any other country or jurisdiction, or of any other governmental authority, or by reason of any act of God, war or other circumstances beyond its control or, in the case of the Depositary, by reason of any provision, present or future, of the Amended Articles of Incorporation and By-laws of the Company or any Deposited Securities, the Depositary or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement (in the case of the Depositary) or the Company Agreement it is provided shall be done or performed; nor will the Depositary or the Company incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Section 4.02, 4.03 or 4.05 of the Deposit Agreement (which are summarized in paragraphs (14), (15) and (17), respectively, above)) or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement (which is summarized in paragraph (16) above), or because of applicable law, such distribution or offering may not be made available to Holders, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary may make no such distribution or offering, and may allow any rights, if applicable, to lapse.

         (26) Resignation of the Depositary; Appointment of Successor Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of its election so to do to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

         In case at any time the Depositary acting under the Deposit Agreement resigns, the Company has agreed to use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Any corporation into or with which the Depositary may be merged or consolidated will be the successor of the Depositary without the execution or filing of any document or any further act.

         The Depositary, after consultation with the Company, will from time to time appoint one or more agents to act for it as Custodian under the Deposit Agreement. The Depositary has initially appointed Citibank, N.A., Manila, as custodian and agent of the Depositary for the purpose of the Deposit Agreement. The Custodian in acting under the Deposit Agreement will be subject at all times and in all respects to the direction of the Depositary and will be responsible solely to it.

         The Custodian may resign and be discharged from its duties under the Deposit Agreement by 30 days' prior notice of its election to do so delivered to the Depositary; such resignation to become effective upon appointment of a successor Custodian and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged and appoint a substitute or an additional custodian, who will thereafter be the Custodian under the Deposit Agreement.

         (27) Issuance of Additional Common Stock, Etc. In the event of any issuance of additional Common Stock or of other securities (including rights and convertible or exchangeable securities) as a dividend or distribution with respect to the Common Stock or other Deposited Securities, or future issuances to Holders for cash of additional Common Stock or such other securities, the Depositary will not distribute any such additional Common Stock or other securities to the Holders unless the Company shall have furnished to the Depositary a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the circumstances of such issue are such as to make it necessary for a registration statement under the Securities Act to be in effect at or prior to making such dividend or distribution available to the Holders entitled thereto and, if in the opinion of such counsel a registration statement is required, stating that there is a registration statement in effect which will cover the issuance of such securities.

         The Company has agreed with the Depositary that any future issuances of
(1) additional Common Stock, (2) rights, preferences or privileges to subscribe for Common Stock, (3) securities convertible into or exchangeable for Common Stock, or (4) rights, preferences or privileges to subscribe for securities convertible into or exchangeable for Common Stock (in each case other than as a dividend or distribution or issuance for cash to Holders as described in the immediately preceding paragraph, shall be effected by the Company in a manner so as to not violate the Securities Act. If the Company determines that an issuance of such securities is required to be registered under the Securities Act, the Company has agreed with the Depositary to (x) register such issuance to the extent necessary, (y) alter the terms of the issuance to avoid the registration requirements of the Securities Act or (z) direct the Depositary to take such measures as are provided in Sections 4.03 through 4.05 of the Deposit Agreement (which are summarized as described in paragraphs (15) through (17), respectively, above) or other specific measures with respect to the acceptance for deposit of Common Stock to prevent such issuance from being made in violation of the registration requirements of the Securities Act.

         The Company has agreed with the Depositary that neither the Company nor any company controlling, controlled by or under common control with the Company will at any time deposit any Common Stock, either upon original issuance or upon a sale of Common Stock previously issued and reacquired by the Company or by any such controlled or controlling company unless such transaction is registered under the Securities Act or is exempt from registration under the Securities Act as confirmed by a written opinion from counsel for the Company in the United States, which counsel shall be reasonably satisfactory to the Depositary.

         (28) Amendment. The form of this ADR and any provisions of the Deposit Agreement may, with the consent of the Company, at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which imposes or increases any fees or charges (other than taxes and other governmental charges), or which otherwise prejudice any substantial existing right of Holders, shall not, however, become effective as to outstanding ADRs until the expiration of 90 days (or 30 days in the case of any amendment which shall impose or increase any fees of the Depositary for the issuance, execution and delivery of ADRs or any fees or expenses in respect of transfer or sales of Common Stock or any delivery expenses and charges incurred by the Depositary in the conversion of foreign currency and in connection with foreign exchange control regulations) after notice of such amendment shall have been given to the Holders of outstanding ADRs. Every Holder at the time any amendment becomes effective shall be deemed by continuing to hold such ADR to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of any Holder to surrender such Holder's ADRs and receive therefor the Deposited Securities represented thereby or to request the Depositary to use reasonable efforts to sell or cause to be sold Common Stock constituting Deposited Securities over a stock exchange in the Philippines and to distribute the proceeds therefrom to the persons entitled thereto, in any case except in order to comply with provisions of applicable law.

         (29) Termination. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all ADRs then outstanding at least 90 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if the Depositary delivers to the Company a written notice of its election to resign, and a qualified successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Deposit Agreement (which is summarized in paragraph (26) above) within 90 days after such delivery. If any ADRs remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of ADRs, will suspend the distribution of dividends to the Holders thereof, will not accept deposits of Common Stock (and will instruct each Custodian to act accordingly), and will not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary will continue to collect dividends and other distributions pertaining to Deposited Securities, will sell property and rights and convert Deposited Securities into cash as provided in the Deposit Agreement, and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Common Stock, rights or other property (in all such cases, without liability for interest), in exchange for ADRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs which have not theretofore been surrendered. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement and the Company Agreement, except to account for such net proceeds and other cash and for its obligations under the indemnification provisions of Section 5.10 of the Deposit Agreement.

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _______________ whose taxpayer identification number is _______________ and whose address including postal zip code is _______________ the within ADR and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney-in-fact to transfer said ADR on the books of the Depositary with full power of substitution in the premises.


Dated:                                                  Name:


------------------------------------------------------  ------------------------------------------------------
                                                        By:


------------------------------------------------------  ------------------------------------------------------
                                                        Title:


------------------------------------------------------  ------------------------------------------------------
                                                        NOTICE: The signature of the Holder to this
                                                        assignment must correspond with the name
                                                        as written upon the face of the within instrument
                                                        in every particular, without alteration or
                                                        enlargement or any change whatsoever.

------------------------------------------------------  ------------------------------------------------------
SIGNATURE GUARANTEED


------------------------------------------------------  ------------------------------------------------------


------------------------------------------------------  ------------------------------------------------------


                                    EXHIBIT B

                            CHARGES OF THE DEPOSITARY

Service                                               Rate                         By Whom Paid
-------                                               ----                         ------------

1)     Creation of Global Depositary ADR              Waived                       N/A
       program

2)     Annual maintenance feefob ADR                  Waived                       N/A
       program

3)     Issuance of ADR against deposit of             $0.05 per ADS                Party receiving
       Common Stock or other depositary                                            ADR
       receipts

4)     Withdrawal of Deposited Securities             $0.05 per ADS                Party surrendering
       against surrender of ADRs                                                   ADR

5)     Sale or exercise of rights or other            $0.02 per ADS per            Party for whom the
       corporate action involving                     distribution                 sale or exercise of
       distributions in respect of Deposited                                       rights, is made
       Securities






                                       B-1